                                                              Exhibit 10.iiD(1)
                                    SUBLEASE

                                     Between

                          THE DEPOSITORY TRUST COMPANY
                                  as Sublessor

                                       and

                                 MAIL.COM, INC.
                                  as Sublessee

                         Premises: Portion of 12th Floor
                                   One Evertrust Plaza
                                   Jersey City, New Jersey

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                                    TABLE OF CONTENTS

Article                                                                     PAGE

1.  Demised Premises ......................................................    1

2.  Term ..................................................................    2

3.  Rent ..................................................................    2

4.  Use ...................................................................    4

5.  Master Lease ..........................................................    5

6.  Services ..............................................................    6

7.  Electricity ...........................................................    7

8.  Alterations and Repairs ...............................................    7

9.  Insurance .............................................................    8

10. Assignment, Subletting and Encumbrances ...............................    8

11. Time Limits ...........................................................    9

12. Remedies Cumulative ...................................................    9

13. Quiet Enjoyment .......................................................    9

14. Release of Sublessor ..................................................   10

15. Surrender of Premises .................................................   10

16. Parking Spaces ........................................................   10

17. Notices ...............................................................   10

18. Landlord's Consent ....................................................   10

19. Broker ................................................................   11

20. Waiver of Rights to Jury and Counterclaim .............................   11

21. Security ..............................................................   11

22. Miscellaneous .........................................................   12

Exhibit A - Master Lease

Exhibit B - Bill of Sale


                                       i
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                                    SUBLEASE

            SUBLEASE, dated as of September 7, 1999 between THE DEPOSITORY TRUST COMPANY ("Sublessor"), a New York limited purpose trust company having an office at 55 Water Street, New York, N.Y. 10041 and MAIL.COM, INC. ("Sublessee"), a Delaware corporation having an office at 11 Broadway, New York, N.Y. 10004.

                              W I T N E S S E T H:

            WHEREAS, by Agreement of Lease dated January 1, 1996, between Evergreen America Corporation ("Landlord"), as landlord, and Participants Trust Company ("PTC"), as tenant, as amended by Amendment to Lease dated November 12, 1997 between the same parties (such lease, as amended, modified and renewed, is hereinafter referred to as the "Master Lease"), Landlord leased to PTC certain space on the 12th floor of the building ("Building") known as One Evertrust Plaza, Jersey City, New Jersey, together with certain Parking Spaces (as defined in Article 16), a true and complete copy of which Master Lease (with certain financial terms and other provisions omitted) is annexed hereto as Exhibit A; and

            WHEREAS, by Agreement and Plan of Merger dated as of May 26, 1998 PTC was merged into and with DTC, and DTC is the tenant under the Master Lease; and

            WHEREAS, Sublessor desires to sublet to Sublessee, and Sublessee desires to hire from Sublessor, the premises demised under the Master Lease upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter provided, Sublessor and Sublessee hereby agree as follows:

            1. Demised Premises.

            1.1 Sublessor hereby sublets to Sublessee, and Sublessee hereby sublets and hires from Sublessor, the entire premises (the "Premises") on the 12th floor of the Building leased to Sublessor under the Master Lease, for the sublease term hereinafter stated and for the Fixed Rent and Additional Rent (both as hereinafter defined) hereinafter reserved, subject to all of the terms and provisions hereinafter provided or incorporated in this Sublease by reference.

            1.2 Sublessee agrees to accept the Premises on the Commencement Date (as hereinafter defined) in its "AS-IS" condition on the date thereof. Sublessor has not made and does not make any representations or warranties as to the physical condition of the Premises, or any other matter affecting or relating to the Premises.

            1.3 Any and all alterations to, work to be performed in or materials to be supplied for the Premises shall be made, performed and supplied by and at the sole cost and expense of Sublessee and in conformance with all of the terms and provisions of this Sublease and the Master Lease.

            1.4 On the Commencement Date, Sublessor in consideration of the sum of Five Thousand and 00/100 ($5,000.00) Dollars, payable by Sublessee to Sublessor on such date, shall deliver to Sublessee a bill of sale in the form of Exhibit B hereto granting to Sublessee, subject to all the terms and provisions of this Sublease and the Master Lease, all right, title and interest of Sublessor in and to the equipment set forth in said Exhibit and (to the extent the same are on the Premises on the Commencement Date) the furniture, furnishings and other items listed in said Exhibit (all of the foregoing, collectively, the "Equipment"). Sublessee has inspected the Equipment and is satisfied therewith. Sublessor has not made and does not make any representation or warranties as to the physical condition of the Equipment or as to whether the same is in working order or is fit, suitable or usable for any purpose, and any use of the Equipment made by Sublessee shall be at Sublessee's sole risk. Upon the execution of this Sublease, Sublessor and Sublessee shall execute and acknowledge a New Jersey Bulk Sales Tax return with respect to the Equipment, and shall cause the same to be duly filed. Sublessee shall pay any sales tax which may be due upon the transfer of the Equipment to Sublessee. Sublessee


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shall perform and comply with all of the terms and provisions of the Master
Lease regarding the Equipment.

            2. Term.

            2.1 The term ("Term") of this Sublease shall commence on the date (the "Commencement Date") which shall be the later of (i) the date Sublessor shall have obtained Landlord's written consent to this Sublease in accordance with the provisions of Article 18 hereof, and (ii) September 20, 1999, and shall expire on December 30, 2005, or such earlier date on which this Sublease may expire or be cancelled or terminated pursuant to the terms hereof (the "Expiration Date").

            2.2 If the term of the Master Lease is terminated for any reason prior to the Expiration Date, this Sublease shall thereupon be terminated ipso facto without any liability of Sublessor to Sublessee by reason of such early termination unless such termination results from a default by Sublessor under the Lease. Sublessor expressly reserves all rights of Sublessor as tenant under the Master Lease to terminate the Master Lease, including any right of termination, by reason of casualty or any taking by right of eminent domain. Except as otherwise expressly provided in this Sublease with respect to those obligations of Sublessee and Sublessor which by their nature or under the circumstances can only be, or under the provisions of this Sublease may be, performed after the termination of this Sublease, the Term and estate granted hereby shall end at noon on the date of termination of this Sublease as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination. Notwithstanding the foregoing, any liability of Sublessee to make any payment under this Sublease, whether of Fixed Rent, Additional Rent or otherwise, which shall have accrued prior to the expiration or sooner termination of this Sublease, shall survive the expiration or sooner termination of this Sublease.

            2.3 Sublessee waives the right to recover any damages which may result from Sublessor's failure to deliver possession of the Premises on the Commencement Date. If Sublessor shall be unable to deliver possession of the Premises on such scheduled date, and provided Sublessee is not responsible for such inability to give possession, the Commencement Date shall be postponed until Sublessor shall deliver possession of the Premises to Sublessee, and no such failure to deliver possession on such scheduled date shall in any way affect the validity of this Sublease or the obligations of Sublessee hereunder or give rise to any claim for damages by Sublessee or claim for rescission of this Sublease, nor shall the same in any way be construed to extend the Term.

            2.4 The parties agree that this Article 2 constitutes an express provision as to the time at which Sublessor shall deliver possession of the Premises to Sublessee, and Sublessee hereby waives any rights to rescind this Sublease which Sublessee might otherwise have.

            3. Rent.

            3.1 The rent ("Rent") reserved for the Term shall consist of the following:

            (a) annual fixed rent (the "Fixed Rent") at the rate of Five Hundred Seven Thousand Two Hundred Seventy and 00/100 ($507,270.00) Dollars per annum for the period commencing on the Commencement Date and ending on the Expiration Date payable in equal monthly installments of $42,272.50 each in advance on the first day of each calendar month during the Term, except that Fixed Rent for the period ("Initial Period") commencing on the Commencement Date and ending on the 365th day following the Commencement Date, shall be payable upon the execution hereof and except as provided in Section 3.5; and

            (b) additional rent (the "Additional Rent") as follows:

                  (i) with respect to any comparative year (as defined in the Master Lease) or portion thereof occurring during the Term, an amount equal to the amount by which the Expense Payment (as defined in the Master Lease) for such comparative year (including advance monthly payments thereof) exceeds the Expense Payment for calendar year 1999;

                  (ii) with respect to any calendar year or portion thereof occurring during the Term, any and all other amounts, other than annual Fixed Rent


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                  and Expense Payments, which are payable by Sublessor to
                  Landlord pursuant to the Master Lease for such calendar year, including, without limitation, all Tax Payments (as defined in the Master Lease) including advance monthly payments thereof, rent for the Parking Spaces, the ESEG Charge, the A.C. Charge, and the H. Charge as such terms are defined in the Master Lease) and charges for access to additional condenser water, and all amounts which are or may become payable by Sublessee to Sublessor hereunder, or under the Master Lease, or which are payable by reason of any act or omission of Sublessee. Except as otherwise provided in this Sublease, the Additional Rent shall be paid as follows: Sublessor shall furnish to Sublessee copies of all statements and invoices received by Sublessor from Landlord with respect to Tax Payments, Expense Payments and other amounts payable under the Master Lease (other than Fixed Rent). Each item of Additional Rent hereunder shall be due and payable by Sublessee to Sublessor on the date five (5) days before the date on which the corresponding item is payable by Sublessor to Landlord under the Master Lease; provided, however, that if Landlord agrees to accept direct payment of any such Additional Rent from Sublessee, Sublessee agrees to make such payment directly to Landlord within the time period permitted under the Master Lease. Sublessor shall have the same remedies with respect to any default by Sublessee in the payment of Additional Rent as are provided in this Sublease, the Master Lease or applicable law with respect to any nonpayment of Fixed Rent.

            3.2 Additional Rent payable pursuant to Section 3.l(b)(i) hereof for any comparative year shall be payable in equal monthly installments during such comparative year equal to the amounts by which the advance monthly installments in respect of the Expense Payment required to be paid by Sublessor during such comparative year pursuant to the Master Lease ("Estimated Expense installments") exceed one-twelfth (1/12th) of the Expense Payment for calendar year 1999 (the "Base Expense Payment"), each such installment of Additional Rent to be due and payable at least five (5) days prior to the date when the corresponding Estimated Expense Installment becomes due and payable pursuant to the Master Lease. At such time as a final statement of the Expenses for a comparative year is received from Landlord and an adjustment is made of any overpayment or underpayment of the Expense Payment for such comparative year, Sublessor shall give notice thereof to Sublessee, together with a copy of the statement received from Landlord with respect thereto, which notice shall set forth the adjustment to be made in respect of the payments of Additional Rent hereunder. Any underpayment in such Additional Rent set forth in such notice shall be due and payable by Sublessee to Sublessor within ten (10) days after receipt of such notice. Any overpayment in such Additional Rent set forth in such notice shall be credited against the next installment(s) of Fixed Rent becoming due hereunder, or, in the case of the last comparative year, promptly refunded to Sublessee.

            Notwithstanding the foregoing provisions hereof, until such time as Sublessor shall receive a final statement from Landlord as to the Expenses for calendar year 1999 and the Base Expense Payment is finally determined by Landlord and Sublessor, the monthly installments of Additional Rent payable by Sublessee pursuant to Section 3.l(b)(i) in any comparative year shall be the amounts by which the Estimated Expense Installments required to be paid during such comparative year exceed the Estimated Expense Installments required to be paid by Sublessor during calendar year 1999. At such time as Sublessor shall receive a final statement from Landlord as to the Expenses for calendar year 1999 and the adjustment for such year are made, Sublessor shall give notice thereof to Sublessee (together with a copy of the statement received by Sublessor from Landlord with respect thereto), setting forth the Base Expense Payment and the amount by which the payments of Additional Rent theretofore made by Sublessee are less than or exceed the Additional Rent for such period. From and after the date on which such notice is given to Sublessee, the monthly installments of Additional Rent payable by Sublessee pursuant to Section 3.1(b)(i) shall be the amount by which the Master Lease Installments for any comparative year exceed one twelfth (1/12th) of the Base Expense Payment as set forth in such notice. Any underpayment of such Additional Rent set forth in such notice shall be due and payable by Sublessee to Sublessor within ten (10) days after receipt of such notice. Any overpayment of such Additional Rent set forth in such notice shall be credited against the next installment(s) of Fixed Rent next becoming due hereunder.

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            3.3 Any Additional Rent with respect to periods that include any portion of the term of this Sublease shall be apportioned based upon the ratio of the number of days of the applicable period falling within the term of this Sublease to the total number of days within the applicable period.

            3.4 If as a result of proceedings instituted by Landlord to reduce the assessed valuation of the property of which the Premises form a part, the real estate taxes are reduced and Sublessor shall receive a refund or credit from Landlord for any portion of a Tax Payment paid by Sublessee as Additional Rent hereunder, Sublessor shall give notice thereof to Sublessee (accompanied by a copy of the notice from Landlord) and the amount of such refund or credit of Additional Rent as paid by Sublessee shall be credited against the next installment(s) of Fixed Rent becoming due and payable hereunder (or if no further installment of Fixed Rent shall be due hereunder, shall be promptly paid to Sublessee), after first deducting therefrom any costs and expenses incurred by Sublessor in connection therewith. If as a result of any such proceedings, the Base Tax Payment is retroactively reduced or Sublessor shall receive a refund or credit under the Master Lease in respect of the Base Tax Payment, Sublessor shall give notice thereof to Sublessee (accompanied by a copy of the notice from Landlord), and the Additional Rent payable by Sublessee pursuant to
Section 3.l(b)(i) hereof shall be retroactively adjusted to take into account such reduction, refund or credit, and the amount of any underpayment in such Additional Rent resulting from such adjustment shall be due and payable within ten (10) days after notice thereof is given by Sublessor to Sublessee.

            3.5 Provided that Sublessee is not in default hereunder beyond any applicable grace period herein specified, Fixed Rent shall be abated for the 60-day period commencing on the day immediately following the expiration of the Initial Period. If such 60-day period shall end on a day other than the last day of a calendar month, the Fixed Rent for the balance of such month shall be payable on the first day of the immediately succeeding month.

            3.6 In the event this Sublease shall terminate prior to the expiration of the Initial Period, by reason of the termination of the Master Lease (other than a termination directly or indirectly arising from Sublessee's failure to perform or observe any of its obligations hereunder) or pursuant to any of the provisions hereof by reason of any loss or damage to the Premises or the Building by fire or other cause or any taking by right of eminent domain, Sublessor shall pay to Sublessee an amount equal to the product obtained by multiplying the installment of Fixed Rent paid by Sublessee upon the execution of this Sublease by a fraction, the numerator of which shall be the number of days in the Initial Period remaining after the termination of this Sublease, and the denominator of which shall be 365, provided Sublessee shall have performed and observed all of its obligations hereunder and that no event of the type described in Article 25 of the Master Lease, as incorporated herein by reference, shall have occurred in respect of Sublessee.

            3.7 The Fixed Rent and, except as otherwise specifically provided in this Sublease, the Additional Rent, shall be paid by Sublessee to Sublessor at the office of Sublessor set forth above or such other place as Sublessor may designate in writing, without prior notice or demand therefor and without any abatement, deduction or setoff except as expressly set forth herein.

            3.8 Sublessee shall pay all Rent when due, in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment.

            4. Use.

            4.1 Sub lessee may occupy and use the Premises only for general and executive offices, including but not limited to a computer facility (and, in the case of the Parking Spaces, for parking), and for no other purpose, provided that any use of the Premises shall in all respects be only as permitted under the terms and provisions of this Sublease and the Master Lease, including
Article 10 of the Master Lease and the rules and regulations under the Master Lease, and any and all laws, statutes, ordinances, orders, regulations and requirements of all federal, state and local governmental, public or quasi-public authorities, whether now or hereafter in effect, which may be applicable to or in any way affect the Building or the Premises or any part thereof (collectively, "Legal Requirements"). Nothing herein contained shall be

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deemed to require Sublessee to comply with any terms and provisions of the
Sublease not included in Exhibit B.

            4.2 Sublessee shall not, without the prior consent of Sublessor and Landlord, do or permit anything to be done which may result in a violation of the terms of this Sublease or the Master Lease or which may make Sublessor liable for any damages, claims, fines, penalties, costs or expenses thereunder.

            5. Master Lease.

            5.1 This Sublease and all of Sublessee's rights hereunder are and shall remain in all respects subject and subordinate to (i) all of the terms and provisions of the Master Lease, a copy of which (except for the rent and certain other provisions) has been delivered to Sublessee, (ii) any and all amendments of the Master Lease or supplemental agreements relating thereto hereafter made between Landlord and Sublessor (copies of which Sublessor agrees to deliver to Sublessee except for the rent and certain other provisions which may be contained therein), provided, however, that Sublessor shall not enter into any such amendments or supplemental agreements that shall (1) adversely affect Sublessee's rights hereunder, (2) increase Sublessee's obligations hereunder beyond a de minimus extent, (3) decrease the size of the Premises, or (4) shorten the term hereof (except as described in subsection 5.2 below) and (iii) any and all matters to which the tenancy of Sublessor, as tenant under the Master Lease, is or may be subordinate. Sublessee shall in no case have any rights under this Sublease greater than Sublessor's rights as tenant under the Master Lease. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provisions unless required by Landlord or Sublessor, in which event Sublessee shall, upon demand by Landlord or Sublessor at any time and from time to time, execute, acknowledge and deliver to Sublessor and Landlord any and all instruments that Sublessor or Landlord may deem reasonably necessary or proper to confirm such subordination of this Sublease, and the rights of Sublessee hereunder.

            5.2 Sublessee acknowledges that in the event of a (i) termination of the Master Lease for any reason, excluding an agreement between Sublessor and Landlord terminating the Master Lease, or (ii) re-entry or dispossess by Landlord under the Master Lease, Landlord may, at its option, take over all of the right, title and interest of Sublessor hereunder and Sublessee agrees that it shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of this Sublease, except that Landlord shall not (i) be obligated to repair, replace, rebuild or restore the Building, or the Premises in the event of damage or destruction, beyond such repair, replacement, rebuilding or restoration as can reasonably be accomplished from the net proceeds of insurance actually received by, or made available to it; (ii) be liable for any previous act or omission by Sublessor; (iii) be subject to any liability or offset which shall theretofore accrue to Sublessee against Sublessor; (iv) be bound by any previous modification or extension of this Sublease unless filed with it and made at arms length, in good faith and in the honest exercise of reasonable business judgement; (v) be bound by any previous pre-payment of more than one month's Fixed Rent or other charge, or (vi) be bound by any cancellation or surrender of this Sublease or any eviction of Sublessee by Sublessor unless made at arms length, in good faith and in the honest exercise of reasonable business judgement.

            5.3 Sublessee shall observe and perform for the benefit of Landlord and Sublessor, each and every term, covenant, condition and agreement of the Master Lease which Sublessor is required to observe or perform as tenant under the Master Lease, except for the covenants of Sublessor to pay Landlord the "Fixed Rent" (as such term is defined in the Master Lease), Expense Payments and Tax Payments and except as such covenants, conditions and agreements are modified hereby. Except as otherwise specifically provided in this Sublease, all of the terms, covenants, conditions and agreements which Landlord or Sublessor are required to observe or perform as parties to the Master Lease are hereby incorporated herein by reference and deemed to constitute terms, covenants, conditions and agreements which Sublessor and Sublessee are required to observe or perform under this Sublease as if set forth herein at length, mutatis mutandis; provided, however, that, except as provided below, for the purposes of this Sublease, references in the Master Lease to (a) "Landlord" shall be deemed to refer to Sublessor; provided, however, that "Landlord" shall not be deemed to refer to Sublessor where the context requires "Landlord" to refer to Landlord and not Sublessor, including, but not limited to, Sections 13.01 and 13.02,
Article 14, Sections 22.01, 22.03 and 22.05 (except that references to

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"Landlord" in Section 22.05 shall included both Landlord and Sublessor) and
Section 23.05; (b) "Tenant" shall be deemed to refer to Sublessee; (c) the term "Fixed Rent" shall mean the Fixed Rent described in this Sublease, the term "additional rent" shall mean the Additional Rent described in this Sublease and the terms "rent", "rental", "Rent" or the plural of any of them shall mean the Rent described in this Sublease; (d) the "Lease" shall be deemed to refer to this Sublease; (e) "Demised Premises" shall be deemed to refer to the Premises,
(f) the terms "Commencement Date", "Expiration Date", and "Term" shall be deemed to refer to the Commencement Date, Expiration Date and Term of this Sublease; and (g) "Tenant's Property" shall include (except as otherwise provided in the Master Lease) all fixtures, furnishings and equipment installed on the Premises by or for the account of Sublessee as well as Sublessor, and (h) references to
Article 18 in Sections 34.01 and 25.02 shall be deemed references to Article 10 of the Sublease, and provided further that the following provisions shall not be incorporated herein: Section 2.02, Article 3, Section 4.01, Article 5 (except for the first sentence of Section 5.02 and except for Section 5.03), Articles 6 through 9, Articles 11 and 12, the last sentence of Section 14.01, Article 15,
Article 17, Article 18, Article 20, the last sentence of the first paragraph of
Section 22.03, Section 23.05, Section 31.01, Section 32.02 (except for the first sentence thereof), Article 39, Article 40 and Article 41, and all references to work performed pursuant to Article 3 and Exhibits A, B, C, C-1, C-2, D and E. Sublessor may exercise all of the rights, powers, privileges and remedies reserved to Landlord under the Master Lease as fully as if set forth herein at length, including, without limitation, all rights and remedies arising out of or with respect to any default by Sublessee in the payment of Rent hereunder or the observance or performance of the terms, covenants, conditions and agreements of this Sublease (including those portions of the Master Lease that are incorporated herein). All references herein to a "default" by Sublessee shall include the occurrence of any event described in Section 25.01 of the Master Lease as herein incorporated by reference, in respect of Sublessee. All releases and indemnities by Tenant provided in the Master Lease in favor of "Landlord" shall apply to and inure to the benefit of both Sublessor and Landlord. In the event of any inconsistency between the terms of this Sublease and the Master Lease, the terms of this Sublease shall govern.

            5.4 The consent or approval of Landlord shall be required in connection with any act which requires the consent or approval of Landlord pursuant to the terms of the Master Lease, notwithstanding that a particular provision herein may not require Sublessor's consent or approval or states that only Sublessor's consent or approval is required.

            5.5 Sublessor hereby represents as of the date hereof that (i) the Master Lease is in full force and effect and (ii) to the best of its knowledge neither Sublessor nor Landlord is in default in the performance of any of the terms of the Master Lease beyond applicable notice and cure periods.

            6. Services.

            6.1 Sublessee shall be entitled during the Term to receive all services, utilities, repairs and facilities which Landlord is required to provide. Notwithstanding anything to the contrary in this Sublease, Sublessor shall have no liability of any nature whatsoever to Sublessee as a consequence of the failure or delay on the part of Landlord in performing any or all of its obligations under the Master Lease, unless such failure or delay is caused by Sublessor, and under no circumstances shall Sublessee have any right to require or obtain the performance by Sublessor of any obligations of Landlord under the Master Lease or otherwise. Sublessee shall have the same rights as Sublessor under the Master Lease with respect to Landlord's provision of services and Sublessor's remedies if same are interrupted or suspended. Sublessee's obligations under this Sublease shall not be impaired, nor shall the performance thereof be excused, because of any failure or delay on the part of Landlord in performing its obligations under the Master Lease except to the extent, and only to such extent, that Sublessor's obligations under the Master Lease are excused as a result of such failure or delay on the part of Landlord.

            6.2 If Landlord shall default in any of its obligations to Sublessor with respect to the Premises, Sublessor shall not, except as and to the extent hereinafter set forth, be obligated to bring any action or proceeding or to take any steps to enforce Sublessor's rights against Landlord. Sublessor shall cooperate, at no cost to Sublessor, in seeking to obtain the performance of Landlord pursuant to the Master Lease and, upon the written request of Sublessee, shall make a demand upon Landlord to fulfill its obligations with respect to the Premises. If following the making of such demand and the expiration of any applicable grace period granted to Landlord under the Master Lease, Landlord shall fail to perform its obligations under the Master Lease, then Sublessee shall have the right to take such action against Landlord in its own name and, in connection therewith, all of the rights of Sublessor under the Master Lease shall be and they hereby are conferred upon and assigned to Sublessee, and Sublessee shall be subrogated to such rights to the extent that the same shall apply to the Premises. If any such action against Landlord in Sublessee's name is barred by reason of lack of privity, non-assignability or otherwise, then provided Sublessee is not in default hereunder beyond any applicable notice and/or grace period, Sublessor agrees that Sublessee shall have the right, at its sole cost and expense, to bring such action in Sublessor's name and Sublessor shall execute all documents and take all such actions reasonably requested in connection therewith. In addition, to the extent the Master Lease confers "self-help" rights upon Sublessor and there is a reasonable basis for Sublessee to request Sublessor's exercise of such rights, Sublessor shall exercise those rights for the benefit of Sublessee. Any recovery obtained against Landlord in connection with Landlord's default under the Master Lease or any abatement, credit, set-off or offset, to the extent it relates to an obligation of Landlord which is, by the provisions of this Sublease, intended to benefit Sublessee and/or the Premises, shall be the property of Sublessee and Sublessee shall have the right to any such abatement, credit, set-off or offset.

            7. Electricity.

            7.1 Sublessee shall comply with all of the obligations of Sublessor under the Master Lease with respect to electricity for the Premises including, but not limited to, the obligations under Section 1.02 and Article 7 of the Master Lease.

            7.2 Sublessee acknowledges that (i) Sublessor is not responsible for providing or installing any equipment necessary for Sublessee's electrical requirements, and (ii) Sublessor and Landlord shall have no liability to Sublessee for any loss, damage or expense which Sublessee may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Premises or if the quantity or character of the electrical energy is no longer available or suitable for Sublessee's requirements.

            8. Alterations and Repairs.

            8.1 Sublessee shall make no alterations, installations, additions or improvements, including Sublessee' s initial leasehold improvements (collectively, "Alterations") in or about the Premises without the prior written consent of Sublessor and Landlord in each instance, which consent shall be deemed given by Sublessor if and only if Landlord consents thereto without any requirement that any such Alteration be removed at the expiration of the Term of this Sublease. Any Alterations consented to or deemed consented to by Sublessor shall be performed by Sublessee, at its sole cost and expense, and in compliance with the following requirements:

            (a) Sublessee, at its sole expense, shall comply with all of the provisions of this Sublease and the Master Lease pertaining to the making of Alterations, including, without limiting the generality of the foregoing, the provisions requiring the prior written consent of Landlord before any Alterations may be made in or about the Premises;

            (b) Sublessee shall submit directly to Landlord for its prior written approval all plans and specifications for such proposed Alterations to the extent they are required under the Master Lease, together with the name of the proposed contractor and all proposed subcontractors, and all other documentation required to be submitted by Sublessor to Landlord under the Master Lease in respect of such Alterations;

            (c) Sublessee shall furnish Sublessor with certificates of insurance as shall be reasonably satisfactory to Sublessor as to coverage and insurer (who shall be licensed to do business in the State of New York), including, but not limited to, liability, property damage, and worker's compensation insurance to protect Sublessor, Landlord, their agents, employees, successors and assigns and Sublessee during the period of the performance of such Alteration; and

            (d) Sublessee, at its sole expense, shall obtain all municipal and other governmental licenses, permits, authorizations, approvals and certificates required in connection with such Alteration.

            8.2 Sublessor shall have no obligations whatsoever to make any repairs or Alterations in the Premises to any systems serving the Premises or to any equipment, fixtures or furnishing in the Premises, or to restore the Premises in the event of a fire or other casualty therein or to perform any other duty with respect to the Premises which Landlord is required to perform pursuant to certain obligations which Landlord has to Sublessor under the Master Lease. Sublessee shall look solely to Landlord for the making of any and all repairs in the Premises and the performance of all such other work and responsibilities and only to the extent required by the terms of the Master Lease.

            9. Insurance.

            9.1 Sublessee, at Sublessee's sole expense, shall maintain and cause its contractors and their subcontractors to maintain for the benefit of Sublessee, Sublessor and Landlord such policies of insurance as are required by the Master Lease and as are reasonably satisfactory to Sublessor as to coverage and insurer (who shall be licensed to do business in the State of New Jersey), provided that such insurance shall at a minimum include comprehensive general liability insurance protecting and indemnifying Sublessor, Landlord and Sublessee against any and all claims and liabilities for injury or damage to persons or property or for the loss of time or of property occurring upon, in or about the Premises, and the public portions of the Building, caused by or resulting from or in connection with any act or omission of Sublessee, Sublessee's employees, agents or invitees. Sublessee shall furnish to Sublessor prior to the Commencement Date certificates of insurance designating Landlord, Sublessor and Sublessee as the insureds evidencing such coverage.

            9.2 Sublessee shall use its best efforts to cause all policies of insurance covering Tenant's Property (as defined in Section 5.3 hereof) and any other property and business interests of Sublessee (including, but not limited to, casualty insurance and business interruption insurance) to contain a waiver of subrogation against, or permission for release of liability of, both Sublessor and Landlord in accordance with Section 16.04 of the Master Lease, and Sublessor's release of liability pursuant to Section 16.05 of the Master Lease shall apply to both Sublessor and Landlord. Sublessor shall use its best efforts to cause all policies of insurance covering its interests in the Premises to contain a waiver of subrogation against, or permission for release of liability of, Sublessee.

            10. Assignment, Subletting and Encumbrances.

            10.1 Sublessee shall not sublease, mortgage, pledge or otherwise encumber all or any part of the Premises, assign this Sublease (by operation of law or otherwise) or permit the Premises to be used or occupied by anyone other than Sublessee, without the prior written approval of Sublessor and Landlord in each instance, which approval from Landlord and Sublessor may be granted or withheld in their sole and absolute discretion. Any sublease, mortgage, pledge or encumbrance or permission to use and occupy made without such consent shall be null and void. Notwithstanding any consent to any such assignment or subletting, the provisions of this subsection shall be applicable to each and every subsequent assignment or subletting, and Sublessee shall not be released from any of its obligations or liabilities hereunder.

            10.2 If this Sublease be assigned or if the Premises or any part thereof be further sublet or occupied by anybody other than Sublessee, Sublessor may, after default by Sublessee, collect rent from the assignee, subtenant or occupant, and, if Sublessor does so, it shall apply the net amount collected to the Fixed Rent, Additional Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of Sublessee's covenants under this Article 10, or the acceptance by Sublessor of the assignee, subtenant or occupant as tenant hereunder or a release of Sublessee from the further performance by Sublessee of any of the terms, covenants and conditions of this Sublease on the part of Sublessee to be performed hereunder.

            10.3 Sublessee shall pay on demand the actual costs and expenses reasonably incurred by Sublessor and Landlord, including, without limitation, reasonable architect, engineer and attorneys' fees and disbursements in connection with any proposed or actual assignment of this Sublease or subletting of the Premises or any part thereof and the review and/or preparation of documents in connection therewith.

            10.4 Notwithstanding the provisions of Section 10.1, Sublessor shall not unreasonably withhold its consent to an assignment of this Sublease to a corporation into which Sublessee herein named is merged or consolidated, or which shall acquire all or substantially all of the assets of Sublessee (a "Successor Sublessee") provided that (i) Sublessee shall not be in default hereunder beyond any applicable grace period herein specified, (ii) the Successor Sublessee shall have a net worth of not less than $20,000,000, (iii) Landlord shall have consented to the assignment in writing, and (iv) the Successor Sublessee shall execute and deliver to Sublessor an assumption agreement in form and substance satisfactory to Sublessor assuming all obligations of Sublessee under this Sublease.

            11. Time Limits.

            11.1 Except with respect to actions to be taken by Sublessee for which shorter time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease, the time limits provided in those portions of the Master Lease that are incorporated herein for the giving or making of any Notice (as hereinafter defined) by the tenant thereunder to Landlord, the holder of any mortgage or any other party, or for the performance of any act, condition or covenant by the tenant thereunder, or for the exercise of any right, remedy or option by the tenant thereunder, are changed for the purpose of incorporation into this Sublease, by shortening the same in each instance by (i) ten (10) days with respect to all such periods of sixty (60) or more days, (ii) seven (7) days with respect to all such periods of thirty (30) or more days but less than sixty (60) days, (iii) five (5) days with respect to all such periods of twenty (20) or more but less than thirty (30) days and (iv) three (3) days with respect to all such periods of less than twenty (20) days, provided, however, that in no event shall any such period be shortened to less than five (5) days, so that any Notice may be given or made, or any act, condition or covenant performed, or option hereunder exercised, by Sublessee within the time limit relating thereto contained in the Master Lease.

            11.2 Except with respect to actions to be taken by Sublessor for which longer time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease, the time limits provided in the Master Lease for the giving or making of any Notice by Landlord or the performance of any act, covenant or condition by Landlord for the exercise of any right, remedy or option by Landlord thereunder are changed for the purposes of this Sublease, by lengthening the same in each instance by (i) ten (10) days with respect to all such periods of sixty (60) or more days (ii) seven (7) days with respect to all such periods of thirty (30) or more but less than sixty (60) days, (iii) five (5) days with respect to all such periods of twenty (20) or more but less than thirty (30) days and (iv) three (3) days with respect to all such periods of less than twenty (20) days so that any Notice may be given or made, or any act, condition or covenant performed or option hereunder exercised by Sublessor within the number of days respectively set forth above, after the time limits relating thereto contained in the Master Lease.

            12. Remedies Cumulative.

            12.1 Each right and remedy of Sublessor under this Sublease shall be cumulative and be in addition to every other right and remedy of Sublessor under this Sublease and now or hereafter existing at law or in equity, by statute or otherwise.

            13. Quiet Enjoyment.

            13.1 Sublessor covenants that, as long as Sublessee shall pay the Fixed Rent and Additional Rent and all other amounts due hereunder and shall duly observe, perform, and comply with all of the terms, covenants and conditions of this Sublease on its part to be observed, performed or complied with, Sublessee shall, subject to all of the terms of the Master Lease and this Sublease, peaceably have, hold and enjoy the Premises during the Term without molestation or hindrance by Sublessor, except as otherwise provided in Section
5.2 hereof. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Sublessor, except to the extent of Sublessor's interest in this Sublease and only for so long as such interest shall continue. Accordingly, this covenant shall bind and be enforceable against Sublessor or any successor to Sublessor's interest, subject to the terms hereof, only for so long as Sublessor or any successor to Sublessor's interest, respectively, shall be in possession and shall be collecting Rent from Sublessee, but not thereafter.

            14. Release of Sublessor.

            14.1 The term "Sublessor", as used in this Sublease shall be limited to mean and include only the owner or owners at the time in question of the tenant's interest under the Master Lease, and in the event of any transfer or transfers of the tenant's interest in the Master Lease, Sublessor herein named (and in case of any subsequent transfer or conveyance, the then transferor of the tenant's interest in the Master Lease) shall be automatically freed and relieved from and after the date of such transfer of all liability with respect to the performance of any covenants or obligations on the part of Sublessor contained in this Sublease thereafter to be performed.

            15. Surrender of Premises.

            15.1 Sublessee shall, no later than the termination of this Sublease and in accordance with all of the terms of this Sublease and the Master Lease, vacate and surrender to Sublessor the Premises, together with all Alterations, in good order, condition and repair, reasonable wear and tear excepted and loss by fire or other casualty excepted. As a material inducement to Sublessor entering into this Sublease, Sublessee acknowledges and agrees that Sublessee shall be solely responsible for any and all restoration obligations to the Premises imposed upon the tenant under the Master Lease. Sublessee's obligation to observe or perform this covenant shall survive the termination of this Sublease.

            16. Parking Spaces.

            16.1 The provision of Section 1.01 of the Master Lease entitled "Number of Parking Spaces" is not incorporated herein by reference pursuant to
Section 5.3 hereof. Pursuant to said Section 1.01, Sublessor has leased twenty
(20) exterior parking spaces from Landlord ("Parking Spaces"), which are hereby subleased to Sublessee, subject to all applicable provisions of the Master Lease, including Section 1.01 and Article 9 thereof. Sublessee shall pay to Sublessor, as Additional Rent as provided in Section 3.1(b), all rentals from time to time payable for the Parking Spaces pursuant to the Master Lease.

            17. Notices.

            17.1 All notices, consents, approvals or other communications (collectively, a "Notice") required to be given under this Sublease or pursuant to law shall be in writing and, unless otherwise required by law, shall be given by registered or certified mail, return receipt requested, postage prepaid (except for rent bills which may be sent by regular mail or hand delivery), addressed:

            (a) if to Sublessor, at Sublessor's address set forth in this Sublease or at such other address as Sublessor may designate by Notice to Sublessee, Attention: Mr. Anthony Savarese, Director of General Services, with a copy to each of Carol A. Jameson, Esq., Associate Counsel, The Depository Trust Company, 55 Water Street, 19th Floor, New York New York 10041 and Carlo R. Caffuzzi, Esq., 100 Maiden Lane, Suite 1608, New York, N.Y. 10038.

            (b) if to Sublessee, at Sublessee's address set forth in this Sublease (except that after the Commencement Date Sublessee's address shall be the Building), Attention: David Ambrosia, Esq. with a copy to Caroline Harcourt, Esq., Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, NY 10004.

            Either party may designate a new address to which Notices may be sent by Notice to the other party. Any Notice given pursuant hereto shall be deemed to have been received on the third day after the mailing thereof if mailed in accordance with the terms hereof.

            18. Landlord's Consent.

            18.1 This Sublease shall be of no force or effect unless and until Sublessor shall have obtained Landlord's consent to this Sublease. Sublessor shall request such consent and provide such information as may be required under the Master Lease promptly upon full execution hereof and Sublessee agrees to use all reasonable efforts to assist Sublessor in obtaining such consent. If Sublessor does not obtain such consent for any reason whatsoever within thirty
(30) days after the date hereof, then either Sublessor or Sublessee may elect to cancel this Sublease by giving notice to the other within five (5) business days after the expiration of said thirty (30)-day period, but prior to the obtaining of such consent. If notice of cancellation has been given in accordance with the provisions of this Section, then: (i) Sublessor shall not be obligated to take any further action to obtain such consent, (ii) Sublessor shall promptly refund any Rent or other sums paid by Sublessee upon the execution hereof in connection with this Sublease, and shall return the Letter of Credit to Sublessee, and
(iii) this Sublease shall thereupon be deemed null and void and of no further force and effect, and neither of the parties hereto shall have any rights or claims against the other except as provided in Article 19.

            19. Broker.

            19.1 Sublessee and Sublessor represent and warrant to each other that they have not dealt with any broker in connection with this Sublease other than Cushman & Wakefield, Inc. and Newmark & Co. (collectively, the "Broker") and that no broker or person other than the Broker had any part or was instrumental in any way in bringing about this transaction. Sublessee and Sublessor shall indemnify and hold each other harmless from and against any and all loss, claims, liabilities, damages and expenses, including, without limitation, attorneys' fees and expenses and court costs, arising out of or in connection with any breach or alleged breach of the above representations or any claim by any person or entity other than Broker for brokerage commissions or other compensation in connection with the consummation of this Sublease. The provisions of this Article shall survive the expiration or sooner termination of this Sublease. Sublessor shall pay the Broker the brokerage commission due the Broker in connection with this Sublease, if any.

            20. Waiver of Rights to Jury and Counterclaim.

            20.1 Sublessor and Sublessee each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, Sublessee's use or occupancy of the Premises, and/or any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise.

            21. Security.

            21.1 Simultaneously herewith, Sublessee has delivered to Sublessor an irrevocable letter of credit (the "Original Letter of Credit") issued by a bank satisfactory to Sublessor (the "Issuer") in the amount of One Million Fourteen Thousand, Five Hundred Forty and 00/100 ($1,014,540.00) Dollars (the "Required Amount"). The Original Letter of Credit and the Replacement Letter of Credit (as hereinafter defined) are herein referred to as the "Letter of Credit". If any default hereunder occurs and is not remedied within the applicable grace period provided in this Sublease, or if the Issuer gives notice to Sublessor that it does not intend to extend the expiry date of the Letter of Credit beyond the then current expiry date of the Letter of Credit as therein provided, Sublessor may draw the entire proceeds of the Letter of Credit and apply the whole or any part of such proceeds to the payment of any Rent or any other sum as to which Sublessee is in default, including any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants and conditions of this Sublease, and any damages to which Sublessor is entitled pursuant to Article 27 of the Master Lease, as incorporated herein by reference, without taking into consideration any reduction of damages which might otherwise be applicable by reason of the bankruptcy or insolvency of Sublessee. Sublessor may retain any of the proceeds drawn under the Letter of Credit and not applied as hereinabove provided as continued security for the faithful performance by Sublessee of the terms, covenants and conditions of this Sublease.

            21.2 Sublessee shall have the right at any time after the third anniversary of the Commencement Date to deliver to Sublessor, in substitution for the Original Letter of Credit, a new letter of credit in the amount of $507,270.00 (which amount from and after the date of substitution shall be deemed the Required Amount) issued by the Issuer and in the same form as the Original Letter of Credit (the "Replacement Letter of credit"), provided that
(i) Sublessee shall not be in default hereunder beyond any applicable grace period herein specified, (ii) the Original Letter of Credit shall not have been drawn upon, and (iii) Sublessee shall have delivered to Sublessor Sublessee's audited financial statements for the fiscal year of Sublessee last ending prior to the date of such substitution, showing Sublessee's net worth to be not less than

$20,000,000. Sublessee shall exercise such right by giving notice to Sublessor accompanied by copies of the financial statements hereinabove mentioned. Within thirty (30) days after receipt of such notice, provided the foregoing requirements are satisfied, Sublessor shall deliver the Original Letter of Credit to Sublessee, against delivery of the Replacement Letter of Credit to Sublessor.

            21.3 In the event that Sublessee shall fully and faithfully perform and comply with all of the terms, covenants and conditions of this Sublease, Sublessor shall execute and deliver to Sublessee a written consent to the cancellation of the Letter of Credit and shall return the outstanding Letter of Credit to Sublessee within thirty (30) days after the Expiration Date and delivery of the Premises to Sublessor. In the event of a transfer of Sublessor's interest under this Sublease, Sublessor shall have the right to transfer the Letter of Credit to the transferee and upon such transfer, Sublessor shall thereupon be released from all liability for the return of such Letter of Credit and Sublessee agrees to look solely to the new sublessor for the return of said Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit to a new sublessor. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

            21.4 If Sublessor applies or retains any part of the proceeds of the Letter of Credit, Sublessee shall not be deemed to have cured the default which gave rise to the application or retention of any part of the proceeds of the Letter of Credit unless Sublessee shall have deposited with Sublessor, within ten (10) days after demand therefor, the amount so applied or retained, so that Sublessor shall have the Required Amount on deposit at all times during the Term.

            21.5 If Sublessor draws on the Letter of Credit by reason of receipt of notice from Issuer that it does not intend to extend the expiry date of the Letter of Credit beyond the then current expiry date of the Letter of Credit as therein provided, Sublessor shall hold the proceeds thereof in excess of the portion applied by Sublessor as provided in Section 21.1 as the security hereunder and shall deposit the same into a separate interest-bearing bank account. If Sublessee shall fully and faithfully perform and comply with all the terms, covenants and conditions of this Sublease, such security shall be paid over to Sublessee together with any interest earned thereon (less a 1% per annum administrative fee) within thirty (30) days after the Expiration Date and delivery of the Premises to Sublessor.

            21.6 Any amount drawn by Sublessor on the Letter of Credit or held pursuant to Section 21.5 shall not be limited by the application of ss.502(b)(6) of the Bankruptcy Code, nor shall the draw of money so held by Sublessor be treated as if it were a security deposit made by Sublessee of its own funds.

            21.7 Provided that (i) Sublessee shall not be in default hereunder beyond any applicable grace period herein specified, (ii) the Letter of Credit shall not have been drawn upon, and (iii) Sublessee shall have a net worth at such time of not less than $20,000,000, Sublessor shall return the Letter of Credit to Sublessee upon its request made at any time after the fifth anniversary of the Commencement Date.

            22. Miscellaneous.

            22.1 This Sublease shall be governed by and construed in accordance with the laws of the State of New Jersey.

            22.2 The section headings in this Sublease and the table of contents are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Sublease.

            22.3 If any of the provisions of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

            22.4 All of the terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and, subject to the provisions of Article 10 hereof, their respective successors and assigns.

            22.5 Sublessor has made no representations, warranties or covenants to or with Sublessee with respect to the subject matter of this Sublease except as expressly provided herein and all prior negotiations and agreements relating thereto are merged into this Sublease. This Sublease may not be amended or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, termination or waiver is sought and unless the same is permitted under the terms and provisions of the Master Lease.

            22.6 Unless specifically provided herein, all capitalized terms used in this Sublease which are defined in the Master Lease shall be deemed to have the respective meanings set forth therein.

            22.7 The submission by Sublessor to Sublessee of this Sublease in draft form shall be deemed submitted solely for Sublessee's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option for the leasing of the Premises, and shall not confer any rights or impose any obligation upon either party. The submission by Sublessor of this Sublease for execution by Sublessee and the actual execution and delivery by Sublessee to Sublessor shall similarly have no binding force and effect unless and until Sublessor and Sublessee shall have executed this Sublease and a counterpart thereof shall have been delivered to Sublessee.

            22.8 Notwithstanding the foregoing or anything to the contrary contained in this Sublease, Sublessor hereby authorizes Sublessee to request, in Sublessor's name, directly from Landlord such additional services at the Premises that Sublessee may require from time to time in the ordinary course of business.

            22.9 Sublessor and Sublessee each hereby represents and warrants that it has the full right, power and authority to enter into and perform this Sublease and that the person executing this Sublease on behalf of Sublessor and Sublessee, respectively, is duly authorized to do so.

            IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the day and year first above written.


                                         THE DEPOSITORY TRUST COMPANY,
                                         as Sublessor

                                         By: /s/ Dennis Dirks
                                            ------------------------------------
                                            Title: President


                                         MAIL.COM, INC.,
                                         as Sublessee

                                         By: /s/ Gary Millin
                                            ------------------------------------
                                            Title: President